Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in our capacity as directors of Essex Property Trust, Inc., a Maryland corporation (the “Company”), do hereby constitute and appoint Michael J. Schall and Michael T. Dance, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on my behalf in my capacity as a director of the Company:  (i) a registration statement on Form S-8 with respect to the Company's 2013 Stock Award and Incentive Compensation Plan, provided that such registration statement is filed prior to June 30, 2013, (ii) one or more registration statements on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)  or other appropriate forms for the registration of securities by the Company to be offered from time to time pursuant to Rule 415 under the Securities Act, provided that such registration statements shall relate to one or more dividend reinvestment plans and/or one or more direct stock purchase plans and shall be filed prior to September 30, 2014 and (ii) any amendments or post-effective amendments to any of the registration statements described in the foregoing clauses (i) and (ii).

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.  I hereby revoke any or all prior appoints of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SIGNATURE	DATE
/s/ George M. Marcus	May 14, 2013
George M. Marcus

/s/ David W. Brady	May 14, 2013
David W. Brady

/s/ Keith R. Guericke	May 14, 2013
Keith R. Guericke

/s/ Gary P. Martin	May 14, 2013
Gary P. Martin

/s/ Issie N. Rabinovitch	May 14, 2013
Issie N. Rabinovitch

/s/ Thomas E. Randlett	May 14, 2013
Thomas E. Randlett

/s/ Byron A. Scordelis	May 14, 2013
Byron A. Scordelis

/s/ Janice L. Sears	May 14, 2013
Janice L. Sears

/s/ Claude J. Zinngrabe, Jr.	May 13, 2013
Claude J. Zinngrabe, Jr.